                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                   CDI CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         [CDI Corp. logo appears here]

                         1717 Arch Street, 35th Floor
                     Philadelphia, Pennsylvania 19103-2768

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 3, 2000

To all Shareholders:

  The Annual Meeting of the Shareholders of CDI Corp. (the "Company") will be held in the Trumbauer West Room on the 51st Floor of the Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, on Wednesday, May 3, 2000 at 9:30 a.m., for the following purposes:

  1. To elect ten directors of the Company to serve during the ensuing year or until their successors have been duly elected and qualified; and

  2. To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

  Only shareholders of record on March 14, 2000 are entitled to notice of and to vote at the Annual Meeting. If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States. Most shareholders can also vote their shares over the Internet or by telephone. If you attend the meeting, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors

                                                          /s/ Joseph R. Seiders

                                                   JOSEPH R. SEIDERS, Secretary


Dated: April 11, 2000
Philadelphia, Pennsylvania

                         [CDI Corp. logo appears here]

                         1717 Arch Street, 35th Floor
                     Philadelphia, Pennsylvania 19103-2768

                -----------------------------------------------

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 3, 2000

                -----------------------------------------------

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying Proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CDI Corp. (the "Company"), a corporation organized under the laws of the Commonwealth of Pennsylvania, to be used at the Annual Meeting of Shareholders to be held on Wednesday, May 3, 2000, at 9:30 a.m. in the Trumbauer West Room on the 51st Floor of the Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania and at any and all adjournments or postponements of that meeting. The date of mailing of this Proxy Statement and the Proxy to the Company's shareholders is on or about April 11, 2000.

  The solicitation of proxies is being handled by the Company at its cost, principally through the use of the mails. If it appears desirable to do so in order to assure adequate representation of shareholders at the meeting, officers and other employees of the Company may communicate with shareholders, banks, brokerage firms or nominees by telephone or in person to request that proxies be furnished in time for the meeting. No solicitation is being made by specially engaged employees of the Company or paid solicitors.

  If the enclosed Proxy is executed and returned, it may, nevertheless, be revoked by giving written notice of revocation to the Secretary of the Company at any time prior to the vote. The Proxy is in such a form that authority to vote for the election of all or any one of the directors can be withheld. The shares represented by the Proxy will be voted for the election of all of the directors unless authority to do so is withheld.

                                 ANNUAL REPORT

  The Company's Annual Report to Shareholders for the year ended December 31, 1999 is being mailed to all shareholders together with this Proxy Statement. That report is not to be regarded as proxy solicitation material or as a part of this Proxy Statement.

                                 VOTING RIGHTS

  There were outstanding and entitled to vote, as of March 14, 2000, 19,071,812 shares of the common stock, par value $.10 per share, of the Company ("CDI Stock"), the only class of stock of the Company now issued and outstanding. Shareholders are entitled to one vote for each share of CDI Stock held. The presence, in person or by proxy, of a majority of the number of outstanding shares of CDI Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. A quorum being present, proposals will be decided by a majority of the votes cast, in person and by proxy, at the Annual Meeting by all shareholders entitled to vote. Shares represented by proxies that reflect abstentions and shares referred to as "broker nonvotes" (i.e., shares held by brokers or nominees as to which instructions have not been received from beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) will be treated as being present for purposes of determining the presence of a quorum but will not constitute a vote cast with respect to any matter. Only shareholders of record at the close of business on March 14, 2000 will be entitled to vote at the meeting.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

  As of February 15, 2000, the following persons and entities were known by the Company to be beneficial owners of 5% or more of the outstanding CDI Stock. The following table shows, as of that date, the number of shares of CDI Stock so owned and the percentage of outstanding CDI Stock represented by the number of shares so owned.

                          Number of Shares   Percentage of
  Name and Address of        of CDI Stock     Outstanding
    Beneficial Owner     Owned Beneficially*   CDI Stock
  -------------------    ------------------- -------------
Donald W. Garrison,          5,672,488 (1)       29.2%
Lawrence C. Karlson,
Barton J. Winokur and
Paul H. Woodruff as
Trustees of various
trusts for the
benefit of
Walter R. Garrison's
children
  c/o Paul Wm. Putney,
   Esquire
  Dechert Price &
   Rhoads
  4000 Bell Atlantic
   Tower
  1717 Arch Street
  Philadelphia, PA
   19103
Walter R. Garrison           1,700,980 (2)        8.8%
  800 Manchester Avenue,
   3rd Floor
  Media, PA 19063
Lazard Freres & Co. LLC        963,300 (3)        5.0%
  30 Rockefeller Plaza
  New York, NY 10020

--------
* Except as indicated in the footnotes below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(1) Each trustee under these trusts has joint voting and investment power with the other trustees with respect to these shares but disclaims any beneficial interest except as a fiduciary. Those trustees who are also directors of the Company own of record and beneficially the number of shares of CDI Stock shown opposite their names on the following table.

(2) Includes 77,331 shares held indirectly. Does not include the shares held by the various family trusts referred to in this table or 175,000 shares held by The Garrison Foundation or 32,000 shares held by The Garrison Family Foundation. See footnotes (5) and (7) to the following table.

(3) This number is as of December 31, 1999, based on a Schedule 13G filed by the shareholder with the U.S. Securities and Exchange Commission.

  The following table sets forth, as to each person who is a director, director nominee or executive officer named in the Summary Compensation Table which appears later in this Proxy Statement, and as to all directors, director nominees and executive officers of the Company as a group, the number of shares of CDI Stock owned as of February 15, 2000 and the percentage of the outstanding CDI Stock represented by the number of shares so owned.

                                       Number of Shares         Percentage of
                                         of CDI Stock            Outstanding
Name of Individual or Group           Owned Beneficially*         CDI Stock
---------------------------           -------------------       -------------
Walter E. Blankley                            15,473 (1)        Less than .1%
Brian J. Bohling                              15,870 (2)        Less than .1%
John M. Coleman                               13,398 (3)        Less than .1%
Gregory L. Cowan                               5,000 (4)        Less than .1%
Michael J. Emmi                                    0                  0%
Walter R. Garrison                         1,700,980 (5)(6)(7)       8.8%
Kay Hahn Harrell                               4,298 (8)        Less than .1%
Lawrence C. Karlson                           49,498 (1)(6)          .3%
Edgar D. Landis                              310,000                 1.6%
Allen M. Levantin                             34,473 (9)             .2%
Robert J. Mannarino                           37,506 (10)            .2%
Alan B. Miller                                16,473 (1)        Less than .1%
Joseph R. Seiders                             14,829 (11)       Less than .1%
Mitch Wienick                                143,769 (12)            .7%
Barton J. Winokur                            204,717 (6)(7)(13)     1.1%
All directors, director nominees and
 executive officers as a group (15
 persons)                                  2,566,284 (14)           13.2%

--------
* Except as indicated in the footnotes below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(1) Includes 14,473 shares which Messrs. Blankley, Karlson and Miller each presently has the right to acquire through the exercise of options.

(2) Includes 1,875 shares of restricted stock which are subject to vesting and 10,940 shares which Mr. Bohling has the right to acquire through the exercise of options. For more information regarding the vesting terms of the restricted stock and stock options, see below under the caption "Agreements with Brian J. Bohling".

(3) Includes 1,000 shares owned indirectly and 2,298 shares which Mr. Coleman presently has the right to acquire through the exercise of options.

(4) Consists of 5,000 shares of restricted stock which are subject to vesting. For more information regarding the vesting terms of the restricted stock, see footnote (1) to the Summary Compensation Table below.

(5) Includes 77,331 shares held indirectly. Does not include the 32,000 shares held by The Garrison Family Foundation, which is a charitable trust. Mr. Garrison is one of eleven trustees of The Garrison Family Foundation, but disclaims beneficial ownership of the foundation's shares except as a fiduciary.

(6) Does not include 5,672,488 shares of CDI Stock held in various trusts created by Walter R. Garrison for the benefit of his children. These shares are referenced above in the Principal Shareholders table under the names of the trustees of the various trusts. Two of the trustees, Mr. Karlson and Mr. Winokur, are directors of the Company and a third trustee, Donald W. Garrison, is Walter R. Garrison's brother. Walter R. Garrison disclaims beneficial ownership of these shares, as do the trustees except as fiduciaries.

(7) Does not include 175,000 shares held by The Garrison Foundation, a charitable trust established for the benefit of the Pennsylvania Institute of Technology. Among the three trustees of The Garrison Foundation are Messrs. Garrison and Winokur, who are directors of the Company. The trustees disclaim beneficial ownership of these shares except as fiduciaries.

(8) Includes 2,298 shares which Ms. Harrell presently has the right to acquire through the exercise of options.

(9) Includes 24,473 shares which Mr. Levantin presently has the right to acquire through the exercise of options.

(10) Includes 764 shares owned indirectly, 4,000 shares of restricted stock which are subject to vesting and 26,800 shares which Mr. Mannarino has the right to acquire through the exercise of options. However, the 4,000 shares of restricted stock were forfeited when Mr. Mannarino's employment ended on March 31, 2000.

(11) Includes 1,329 shares which Mr. Seiders has the right to acquire through the exercise of options.

(12) Includes 3,000 shares owned indirectly, 18,000 shares of restricted stock which are subject to vesting and 100,000 shares which Mr. Wienick has the right to acquire through the exercise of options. For more information regarding the vesting terms of the restricted stock and stock options, see below under the caption "Agreements with Mitch Wienick".

(13) Does not include 19,000 shares held by a foundation of which Mr. Winokur is the sole trustee. Mr. Winokur has no beneficial interest in the income or assets of that foundation and disclaims beneficial ownership of those shares except as a fiduciary.

(14) If the 5,672,488 shares held in the Garrison family trusts referred to in footnote (6) above, the 175,000 shares held by The Garrison Foundation and the 32,000 shares held by The Garrison Family Foundation were combined with the 2,566,284 shares shown in the table as held by directors, director nominees and executive officers as a group, the total would be 8,445,772 shares or 43.4% of the outstanding CDI Stock.

                             ELECTION OF DIRECTORS

  Ten directors are to be elected at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The persons named in the enclosed Proxy (Joseph R. Seiders and Craig H. Lewis) have advised the Company that they intend to vote FOR the ten nominees below unless authority to do so is withheld. Each of these nominees has been designated by the Board of Directors. Each of the nominees is currently a member of the Board. The Board is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected, but if any such nominee should become unavailable, the Board may nominate, and the persons named in the accompanying Proxy may vote for, a substitute nominee.

Information About the Nominees

  The following table sets forth information about the nominees for election to the Board of Directors.

                                                Principal Present Position,
                                                Business Experience
 Name and Committee               Director of   During Past Five Years and
 Membership                 Age Company Since** Other Directorships
 ------------------         --- --------------- ---------------------------
 Walter E. Blankley (C)(G)  64       1994       Chairman of the Board
                                                (since 1993) and Chief
                                                Executive Officer (1990-
                                                1999) of AMETEK, Inc.,
                                                Paoli, PA (manufacturer of
                                                air moving electric motors
                                                and precision electronic
                                                instruments); Director of
                                                Amcast Industrial
                                                Corporation
 John M. Coleman (C)        50       1998       Chairman and Chief
                                                Executive Officer of
                                                Cambridge Capital Partners
                                                LLP (early-stage investment
                                                firm); Senior Vice
                                                President and General
                                                Counsel of The Gillette
                                                Company, Boston, MA (1997-
                                                1999); Senior Vice
                                                President, Law and Public
                                                Affairs of Campbell Soup
                                                Company, Camden, NJ (1990-
                                                1997)
 Michael J. Emmi (A)(F)     57       1999       Chairman and Chief
                                                Executive Officer of
                                                Systems & Computer
                                                Technology Corporation,
                                                Malvern, PA since 1985;
                                                Director of Safeguard
                                                Scientifics, Inc. and
                                                CompuCom Systems, Inc.
 Walter R. Garrison (E)(G)  73       1958       Chairman of the Board of
                                                the Company; Chairman,
                                                President and Chief
                                                Executive Officer of the
                                                Company from 1961 until
                                                April 1997
 Kay Hahn Harrell (A)       59       1998       Chairman and Chief
                                                Executive Officer of
                                                Fairmarsh Consulting, St.
                                                Simons Island, GA since
                                                1993; Director of
                                                Wheelabrator Technologies
                                                Inc. (1995-1997) and of
                                                Chemical Waste Management
                                                Inc. (1993-1996)
 Lawrence C. Karlson (F)(G) 57       1989       Private investor and
                                                consultant; Director and
                                                non-executive Chairman of
                                                AmeriSource Health
                                                Corporation; Director of
                                                Spectra-Physics Lasers,
                                                Inc. and Vlasic Foods
                                                International Inc.

                                                 Principal Present
                                                 Position, Business
                                                 Experience
 Name and Committee                Director of   During Past Five Years and
 Membership                  Age Company Since** Other Directorships
 ------------------          --- --------------- --------------------------
 Allen M. Levantin (A)       67       1989       Retired Chairman and Chief
                                                 Executive Officer of
                                                 Todays Temporary, Inc.,
                                                 now known as Todays
                                                 Staffing, Inc., a
                                                 subsidiary of the Company
                                                 (1994-1997)
 Alan B. Miller (C)          62       1994       Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer of
                                                 Universal Health Services,
                                                 Inc., King of Prussia, PA
                                                 (hospital management and
                                                 health care services)
                                                 since 1978; Director and
                                                 Chairman of the Board of
                                                 Universal Health Realty
                                                 Income Trust; Director of
                                                 Genesis Health Ventures
                                                 Inc. and Penn Mutual Life
                                                 Insurance Co.
 Mitch Wienick (E)(F)(G)     51       1997       President and Chief
                                                 Executive Officer of the
                                                 Company since April 1997;
                                                 President-Consumer
                                                 Services, Ameritech
                                                 Corporation (1995-March
                                                 1997)
 Barton J. Winokur (A)(E)(F) 60       1968       Chairman and Partner in
                                                 the law firm of Dechert
                                                 Price & Rhoads,
                                                 Philadelphia, PA; Director
                                                 of AmeriSource Health
                                                 Corporation

--------
(A)  Member of the Audit Committee
(C)  Member of the Compensation Committee
(E)  Member of the Executive Committee
(F)  Member of the Finance Committee
(G)  Member of the Governance Committee

** References to periods served as a director of the Company include periods served as a director of CDI Corporation, the Company's predecessor registrant under the Securities Exchange Act of 1934.

Information About the Board and its Committees

  The Board of Directors of the Company held six meetings during 1999, and acted on one other occasion by unanimous written consent. The Board of Directors has five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Governance Committee.

  The Audit Committee reviews (a) the financial reports and other financial information provided by the Company to shareholders, the Securities and Exchange Commission and others, (b) the audit efforts of the Company's independent accountants, (c) the Company's systems of internal control regarding finance, accounting, legal compliance and business conduct, and (d) the Company's auditing, accounting and financial processes generally. This Committee held five meetings during 1999.

  The Compensation Committee reviews and approves, or recommends to the Board for approval, the compensation and benefit programs and policies for the Company's executive management group. This Committee held six meetings during 1999.

  The Executive Committee exercises all the powers of the Board, subject to certain limitations, when the Board is not in session and is unable to meet or it is impractical for the Board to meet. This Committee held four meetings during 1999, and acted on two other occasions by unanimous written consent.

  The Finance Committee oversees the financial affairs and policies of the Company, including review of the Company's annual operating and capital plans and major acquisitions or dispositions. This Committee held nine meetings during 1999.

  The Governance Committee oversees matters relating to Board organization, composition, compensation, regulatory compliance and effectiveness evaluations. The Committee also reviews executive succession planning and executive recruitment processes. The Governance Committee provides the Board of Directors with recommendations relating to the selection of new members of the Board. The Committee evaluates possible candidates, assists in attracting qualified candidates and interviews candidates prior to making its recommendations to the Board. Shareholders wishing to recommend candidates for nomination to the Board of Directors should submit to the Secretary of the Company the name, a statement of qualifications and the written consent of the candidate. Recommendations may be submitted at any time and will be brought to the attention of the Governance Committee. The Governance Committee held six meetings during 1999.

Corporate Governance

  The Board of Directors has taken a number of progressive steps in the areas of corporate governance.

  Each of the Board's committees has undertaken the development of written guidelines setting forth the committee's purpose, composition, responsibilities and duties. The Governance Committee has undertaken the development of overall guidelines for board governance which provide, among other things, processes for the selection of new director candidates and for the periodic evaluations of Board and Chief Executive Officer performance.

  The Board of Directors intends to continue its focus on, and development of, corporate governance processes.

Compensation of Directors

  The Board of Directors has approved a modified compensation package for directors, which will become effective after this year's Annual Meeting. Under both the old and the new arrangements, fees are payable only to directors who are not employees of the Company or one of its subsidiaries.

  Under the old arrangement, which was in effect during 1999 and will continue until this year's Annual Meeting, each non-employee director receives a retainer fee of $50,000 per year as compensation for the director's service on the Board, with each committee chairman receiving an additional $5,000. Of the retainer fee, $30,000 is paid in the form of Company stock options (having an exercise price equal to the market value of CDI Stock at the time of grant), and the balance is paid in cash. The number of options is determined using a Black-Scholes valuation. However, any director eligible to be paid a retainer fee but whose compensation for service as a director is included in the income of a corporation or partnership of which the director is an employee or partner, is paid the entire retainer fee in cash. In addition to the retainer fee, each eligible director is paid meeting attendance fees of $1,000 for each Board meeting and $500 for each Committee meeting held on a date other than the date of a Board meeting.

  Under the new arrangement, each non-employee director will receive a retainer fee of $50,000 per year as compensation for the director's service on the Board. For service on committees of the Board, non-employee directors will receive an additional $5,000 for each committee chaired and $3,000 for each committee served on in excess of one. Also, non-employee directors will be paid meeting attendance fees of $1,000 for each Board meeting and $500 for each Committee meeting held on a date other than the date of a Board meeting. With respect to the $50,000 retainer fee, directors can elect to be paid in cash or in any combination of (1) cash, (2) Company stock options, or (3) Company stock through a deferred stock purchase plan. The number of options would be determined using a Black-Scholes valuation at the time of grant. In connection with the new compensation arrangement for directors, a stock ownership requirement has been established. By the end of 2002, all directors of the Company must own at least $100,000 of CDI Stock.

  In April 1997, in connection with the retirement of Walter R. Garrison as President and Chief Executive Officer of the Company, the Company and Mr. Garrison entered into a three-year Consulting Agreement. Mr. Garrison agreed to render up to 60 days of consulting services to the Company during the first year and up to 45 days of consulting services during each of the second and third years. The Consulting Agreement also contains certain covenants restricting Mr. Garrison from competing with the Company and from soliciting the Company's customers or management employees for a period of five years. In consideration for the consulting services and the restrictive covenants, the Company agreed to pay Mr. Garrison $450,000 per year during the three-year consulting term. The Consulting Agreement provides that Mr. Garrison will receive no additional compensation for his service as a director of the Company. During 1999, Mr. Garrison earned consulting fees of $450,000.

                      COMPENSATION OF EXECUTIVE OFFICERS

Identification of Executive Officers

  The Board of Directors of the Company annually elects the executive officers of the Company, traditionally at the meeting of the Board immediately following the Annual Meeting of Shareholders. Below are the Company's executive officers at the end of 1999, along with their business experience over the past five years:

    Mitch Wienick, President and Chief Executive Officer. For additional information about Mr. Wienick, see the table earlier in this Proxy Statement under the caption "Information about the Nominees".

    Robert J. Mannarino, age 42, was the Company's Executive Vice President and Chief Operating Officer from August 1997 until March 31, 2000. Prior to joining the Company, Mr. Mannarino was the Chief Operating Officer of the Investment Services Division of Checkfree Corp. (a provider of electronic data processing services). From 1995 to 1996, he was the Chief Operating Officer of Security APL, Inc. (an investment services firm).

    Gregory L. Cowan, age 46, was elected the Company's Executive Vice President and Chief Financial Officer in October 1999. He joined the Company in May 1999 as Vice President and Controller. Prior to joining the Company, he was Vice President-Internal Audit of Crown Cork and Seal Company Inc. Prior to his election as Vice President of Crown Cork and Seal Company Inc. in 1996, he was that company's Director of Internal Audit.

    Brian J. Bohling, age 39, has been the Company's Senior Vice President, Human Resources since July 1997. Prior to joining the Company, Mr. Bohling was Vice President, Human Resources, Frozen & Specialty Foods, at Campbell Soup Company. From April 1995 to June 1996, he was Director, Human Resources, Meal Enhancement Group at Campbell Soup Company.

    Joseph R. Seiders, age 51, has been the Company's Senior Vice President and General Counsel since 1987.

Summary Compensation Table

  The following table sets forth certain information regarding the compensation for services to the Company and its subsidiaries during the last three fiscal years which was earned by each person who was serving as an executive officer of the Company at the end of 1999, as well as one additional person who served as an executive officer during a portion of 1999. The six executives who are included in this Summary Compensation Table are referred to in this Proxy Statement as the "Named Executive Officers". Messrs. Wienick and Mannarino joined the Company during 1997, so the information provided for them for 1997 reflects a partial year. Mr. Bohling and Mr. Seiders first became executive officers of the Company in early 1998, so no information is provided for them for 1997. Mr. Cowan joined the Company during 1999, so the information provided for him for 1999 reflects a partial year and no information is provided for 1998 or 1997. Mr. Landis retired as Chief Financial Officer at the end of 1997 and returned as Acting Chief Financial Officer during a portion of 1999, until Mr. Cowan was elected as the Chief Financial Officer.

                              Annual Compensation          Long-Term Compensation
                              -------------------    ----------------------------------
                                                                                         All Other
   Name and Principal                                Restricted Stock Securities Under- Compensation
        Position         Year Salary ($)   Bonus ($)  Awards ($)(1)   lying Options(#)     ($)(2)
   ------------------    ---- ----------   --------- ---------------- ----------------- ------------
Mitch Wienick,           1999  525,000      322,162             0                0         54,925
 President and           1998  500,000       50,000             0                0         58,458
 Chief Executive Officer 1997  365,393      303,314     1,061,250          250,000         17,853
 (beginning in April
  1997)

Robert J. Mannarino,     1999  300,000      129,431             0           14,000         26,347
 Executive Vice
  President              1998  275,000       33,300             0                0         22,489
 and Chief Operating     1997  105,776      136,105       231,000           60,000          4,514
 Officer (August 1997
  through March 31,
  2000)

Gregory L. Cowan,        1999  126,613       39,638       130,000           38,115            884
 Executive Vice
  President              1998      --           --            --               --             --
 and Chief Financial     1997      --           --            --               --             --
 Officer (elected in
  October 1999;
  employment began in
  May 1999)

Brian J. Bohling,        1999  236,250       81,782             0            9,200         13,311
 Senior Vice President,  1998  225,000       41,850             0                0         19,189
 Human Resources         1997      --           --            --               --             --

Joseph R. Seiders,       1999  255,440       53,987             0            4,000         17,881
 Senior Vice President   1998  248,000       23,320             0            1,324         13,921
 and General Counsel     1997      --           --            --               --             --

Edgar D. Landis,         1999  259,422(3)         0             0                0        100,000(3)
 Acting Chief Financial  1998      --           --            --               --             --
 Officer (May 1999 to    1997  248,108      200,000             0                0         20,027
  October 1999)

--------
(1) As of the end of 1999, the Named Executive Officers owned the following number of restricted shares, with the following values (based on the closing market price per share of CDI Stock on December 31, 1999):

     Executive Officer           Number of Restricted Shares                 Value ($)
     -----------------           ---------------------------                 ---------
     Mr. Wienick                           18,000                             434,250
     Mr. Mannarino                          4,000                              96,500
     Mr. Cowan                              5,000                             120,625
     Mr. Bohling                            1,875                              45,234
     Mr. Seiders                              --                                  --
     Mr. Landis                               --                                  --

    The vesting schedules for the restricted shares owned by Mr. Wienick and Mr. Bohling are described below under the caption "Certain Employment and other Agreements with the Named Executive Officers". With respect to the restricted shares owned by Mr. Cowan, half vest over time (500 shares vest on October 25th of each year from 2000 through 2004) and half vest depending on the percentage achievement of the goals applicable to his cash bonus arrangement (up to 500 shares vest based on performance during each of 2000 through 2004). Restricted shares which do not vest are forfeited. With respect to the restricted shares owned by Mr. Mannarino at the end of 1999, 735 shares have since become vested based on 1999 performance and the balance were forfeited on March 31, 2000 when Mr. Mannarino's employment with the Company ended.

(2) Except as described in footnote (3) below, All Other Compensation consisted of Company contributions and allocations to employee benefit plans and bonus programs. Company contributions and allocations were made in 1999, 1998 and 1997 to the following employee benefit plans (or to nonqualified supplemental arrangements to provide comparable benefits): the Company's qualified Retirement Plan (in 1999, $7,093 to the accounts of each of the Named Executive Officers except for Mr. Cowan, who was not yet eligible to participate, and for Mr. Landis), the Company's qualified 401(k) plan (in 1999, $400 to the accounts of Messrs. Wienick, Bohling and Seiders) and the Company's non-qualified excess benefit plan (in 1999, $20,587 to the account of Mr. Wienick, $8,473 to the account of Mr. Mannarino, $5,818 to the account of Mr. Bohling and $5,881 to the account of Mr. Seiders).

    In addition, under the Company's Management Stock Purchase Plan ("MSPP"), the Company makes a matching contribution of one MSPP unit for every three MSPP units purchased by the participant on a voluntary basis. Under the MSPP, participants use a portion of their annual bonus awards to purchase MSPP units, each of which corresponds to a participant's right to receive one share of CDI Stock upon the satisfaction of the applicable vesting period. Participants such as the Named Executive Officers, who are required to participate in the MSPP Plan, automatically have 25% of their annual bonus award withheld on a pre-tax basis to purchase MSPP units. Participants may voluntarily have up to an additional 25% of their annual bonus award withheld on a pre-tax basis to purchase MSPP units. For 1999, the number of units contributed by the Company to the Named Executive Officers on a matching basis with respect to their voluntary participation was 1,245 for Mr. Wienick, 500 for Mr. Mannarino, 41 for Mr. Cowan, 209 for Mr. Seiders and 0 for Mr. Bohling and Mr. Landis. Based on $21.5625 per share, which was the closing price of CDI Stock on February 24, 2000, the date that the MSPP units were contributed by the Company, the value of such contributed units was $26,845 for Mr. Wienick, $10,781 for Mr. Mannarino, $884 for Mr. Cowan, $4,507 for Mr. Seiders and $0 for Mr. Bohling and Mr. Landis. Mr. Mannarino forfeited the Company's matching contribution of MSPP units when his employment ended on March 31, 2000.

(3) Mr. Landis' compensation for services rendered to the Company during 1999 consisted entirely of consulting fees, which were a fixed amount of $15,000 during the first quarter of the year and a rate of $2,350 per day for each day he worked for the Company during the remainder of the year. In addition, Mr. Landis received $100,000 during 1999 for a noncompetition agreement he signed when he retired as an employee of the Company at the end of 1997. For additional information about that noncompetition agreement, see below under "Agreements with Edgar D. Landis".

Option Grants in Last Fiscal Year

  The following table sets forth information concerning all grants of stock options to the Named Executive Officers during 1999.

                                                                        Potential
                                                                    Realizable Value
                                                                    at Assumed Annual
                                                                     Rates of Stock
                                                                          Price
                                                                    Appreciation for
                                  Individual Grants                  Option Term (2)
                     ---------------------------------------------- -----------------
                                   Percent of
                     Number of       Total
                     Securities     Options    Exercise
                     Underlying    Granted to   or Base
                      Options     Employees in   Price   Expiration
       Name          Granted (#)  Fiscal Year  ($/Sh)(1)    Date    5% ($)   10% ($)
       ----          ----------   ------------ --------- ---------- ------- ---------
Robert J. Mannarino   14,000 (3)      2.6%      22.5625    2/25/09  198,652   503,423
Gregory L. Cowan       3,115 (3)      0.6%      31.9375    5/11/09   62,566   158,554
Gregory L. Cowan      35,000 (3)      6.5%      26.0000   10/26/09  572,294 1,450,306
Brian J. Bohling       9,200 (3)      1.7%      22.5625    2/25/09  130,543   330,821
Joseph R. Seiders      4,000 (3)      0.7%      22.5625    2/25/09   56,758   143,835

--------
(1) All options were granted with exercise prices equal to the closing price of CDI Stock on the New York Stock Exchange on the last trading day immediately preceding the date of grant.

(2) The dollar amounts under these calculations are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of CDI Stock or the present or future value of the options.

(3) The options granted to the Named Executive Officers during 1999 are not exercisable until they vest. 20% of the options vest on each of the first five anniversaries of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table sets forth information regarding stock options exercised by the Named Executive Officers during 1999 as well as the number of unexercised stock options and the value of unexercised in-the-money stock options at the end of 1999 held by the Named Executive Officers. As indicated by the table, of the Named Executive Officers, only Mr. Seiders exercised any Company stock options during 1999. Mr. Landis, the Acting Chief Financial Officer during a portion of the year, did not own stock options at any time during 1999.

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised     In-The-Money Options
                                                    Options at FY-End (#)        at FY-End ($) *
                                                  ------------------------- -------------------------
                     Shares Acquired    Value
       Name          on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
       ----          --------------- ------------ ----------- ------------- ----------- -------------
Mitch Wienick               --             --       50,000       200,000          0             0
Robert J. Mannarino         --             --       24,000        50,000          0        21,875
Gregory L. Cowan            --             --            0        38,115          0             0
Brian J. Bohling            --             --        9,100        11,800          0        14,375
Joseph R. Seiders         3,000         22,688         264         5,060          0         6,250

--------
* The value of each option share is based on the market value of CDI Stock on December 31, 1999 ($24.125 per share) minus the option exercise price.

Long-Term Incentive Plan Awards Table

  The following table sets forth information concerning each award under a Long-Term Incentive Plan ("LTIP") made during 1999 to a Named Executive Officer. Of the six Named Executive Officers, only Mr. Mannarino and Mr. Bohling received an LTIP award during 1999.

                     Number of               Performance or Other Period
       Name           Shares                 Until Maturation or Payoff
       ----          ---------      ---------------------------------------------
Robert J. Mannarino    3,000 (1)(2) February 24, 1999 to December 31, 2000 (1)(2)
Brian J. Bohling       2,350 (1)    February 24, 1999 to December 31, 2000 (1)

--------
(1) Under this LTIP, known as the Performance Shares Plan, there is a performance goal based on the price of CDI Stock over the period beginning on the date of the award (February 24, 1999) and ending on December 31, 2000. In order for a participant in the Performance Shares Plan to receive his target number of shares (3,000 in the case of Mr. Mannarino and 2,350 in the case of Mr. Bohling), the compound annual growth rate of the CDI Stock price must outperform the Standard and Poor's 500 Index by two percentage points over the performance period. If actual performance during the performance period exceeds this performance goal by up to an additional two percentage points, the number of shares of CDI Stock issued to the participant will increase proportionally by up to an additional fifty percent. If actual performance during the performance period falls below this performance goal, participants in the plan will not receive any shares of CDI Stock.

(2) Because Mr. Mannarino's employment ended on March 31, 2000, prior to the conclusion of the performance period, this award has terminated.

Certain Employment and other Agreements with the Named Executive Officers

  Following is a summary of the principal terms of employment agreements between the Company and certain of the Named Executive Officers, as well as compensatory arrangements with certain of the Named Executive Officers involving possible payments in excess of $100,000 in the event of the resignation, retirement or other termination of such officers' employment with the Company or a change of control of the Company.

  Under severance guidelines which were adopted by the Compensation Committee in 1999, the Named Executive Officers would be entitled to receive an amount equal to twelve months' base salary upon termination of employment unless they resign or are terminated for cause. In addition, the executive would have up to twelve months following termination of employment in which to exercise any stock options which had vested prior to termination of employment. In return for the payments, the executive must agree to noncompetition and other restrictive covenants in favor of the Company and must release the Company from various claims. If, however, the executive would be entitled to severance benefits under his or her employment agreement that are greater than those contained in the guidelines, the agreement provisions would govern.

 Agreements with Mitch Wienick

  In March 1997, the Company entered into an Employment Agreement with Mitch Wienick pursuant to which Mr. Wienick became the Company's President and Chief Executive Officer beginning in April 1997. The initial term of that agreement is three years, which expires on April 7, 2000. An ad hoc committee of the Board and Mr. Wienick are currently discussing the contract terms.

  At the time he entered into his original Employment Agreement, Mr. Wienick was granted: (a) 30,000 restricted shares of CDI Stock, half of which vest over time (3,000 shares on each of the first five anniversaries of the date of his Employment Agreement) and half of which (up to 3,000 shares per year for five years) vest depending on the percentage achievement of the goals applicable to his cash bonus arrangement (shares which do not vest are forfeited); and (b) non-qualified stock options to purchase 250,000 shares of CDI Stock, at an exercise price equal to the fair market value of the shares on the last trading day immediately preceding the date of grant ($33.25 per share) and having a maximum term of ten years. The option shares described in
(b) of the preceding sentence vest as follows: 50,000 shares on each of the second, third and fourth anniversaries of the date of grant and 100,000 shares on the fifth anniversary of the date of grant. The option shares will vest immediately in the event Mr. Wienick's employment terminates following a change of control of the Company if such termination is (i) by the Company without cause or (ii) by Mr. Wienick if he is assigned duties materially inconsistent with his previous duties or if his place of employment is moved outside the Philadelphia metropolitan area. The shares of restricted stock that vest based on the passage of time will continue to vest over a period of one year in the event Mr. Wienick's employment is terminated (i) by the Company without cause or (ii) by Mr. Wienick, after a change of control of the Company, if he is assigned duties materially inconsistent with his previous duties or if his place of employment is moved outside the Philadelphia metropolitan area.

 Agreements with Robert J. Mannarino

  Robert J. Mannarino's employment with the Company ended on March 31, 2000. Mr. Mannarino and the Company have entered into an agreement effective
April 1, 2000, pursuant to which

Mr. Mannarino will receive twelve monthly payments of $25,000 as severance and in return for his noncompetition covenants and release of claims in favor of the Company. In addition, Mr. Mannarino agreed to render consulting services over the twelve-month period beginning in April 2000, for which he will be paid $2,000 per month.

 Agreements with Brian J. Bohling

  In July 1997, the Company entered into an Employment Agreement with Brian J. Bohling pursuant to which Mr. Bohling became the Company's Senior Vice President, Human Resources. That agreement had an initial term of two years, and has been renewed for an additional year. At the time he entered into his Employment Agreement, Mr. Bohling was granted: (a) 3,500 restricted shares of CDI Stock, half of which vest over time (375 shares vested on December 31, 1998, 875 shares vested on December 31, 1999 and 500 shares vest on December 31, 2000) and half of which vest depending on the percentage achievement of the goals applicable to his cash bonus arrangement (up to 375 shares vest based on 1998 performance, up to 875 shares vest based on 1999 performance, and up to 500 shares vest based on 2000 performance) (shares which do not vest are forfeited); and (b) non-qualified stock options to purchase 11,700 shares of CDI Stock, at an exercise price equal to the fair market value of the shares on the last trading date immediately preceding the date of grant ($41.6875 per share) and having a maximum term of five years. The option shares described in (b) of the preceding sentence vest as follows: 1,560 shares on December 31, 1997, 3,510 shares on December 31, 1998, 4,030 shares on December 31, 1999, and 2,600 shares on December 31, 2000. The option shares will vest immediately (i) if Mr. Bohling's employment is terminated by the Company without cause after a change of control or (ii) if Mr. Bohling voluntarily terminates his employment after a change in control of the Company, after being assigned duties materially inconsistent with his previous duties, after his place of employment is moved outside the Philadelphia metropolitan area or after Mr. Wienick ceased to be the Chief Executive Officer of the Company. The shares of restricted stock that vest based on the passage of time will vest immediately (i) if Mr. Bohling's employment is terminated by the Company without cause or (ii) if Mr. Bohling voluntarily terminates his employment after a change of control of the Company, after being assigned duties materially inconsistent with his previous duties, after his place of employment is moved outside the Philadelphia metropolitan area or after Mr. Wienick ceased to be the Chief Executive Officer of the Company.

 Agreements with Edgar D. Landis

  In December 1997, in connection with the retirement of Mr. Landis as an officer and employee of the Company, the Company and Mr. Landis entered into an agreement which contained certain covenants restricting Mr. Landis from competing with the Company and from soliciting the Company's customers or management employees for a period of five years (through December 31, 2002). In consideration for those restrictive covenants, the Company agreed to pay Mr. Landis $100,000 per year during the five-year term of the covenants. Mr. Landis received $100,000 in 1999 under that agreement.

  Mr. Landis was retained by the Company as a consultant during 1999. For the first quarter of the year, he was paid a fixed consulting fee of $15,000. In May 1999, following the departure of the Company's former Chief Financial Officer, the Company asked Mr. Landis to serve as Acting Chief

Financial Officer until a new Chief Financial Officer was elected. Mr. Landis' role as Acting Chief Financial Officer ended on October 25, 1999, when Gregory
L. Cowan was elected as the Company's Executive Vice President and Chief Financial Officer. During the second, third and fourth quarters of 1999, Mr. Landis was paid consulting fees at the rate of $2,350 per day for each day he worked for the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

 Principal Objectives

  The primary objective of the Company's executive compensation program is to help the Company in attracting and retaining talented and entrepreneurial executives through pay programs that reward the achievement of both short-term and long-term business results. To attain this objective, the Committee believes that a substantial portion of the compensation paid to the Company's executives should be at risk and dependent upon the Company's performance. The Company's executive compensation program reflects this philosophy through the use of four components: (1) base salary, (2) annual cash bonuses, (3) restricted stock and/or performance shares, and (4) stock options. For a description of the Company's existing performance shares plan, see footnote 1 to the "Long-Term Incentive Plan Awards Table" which appears earlier in this Proxy Statement.

  The Committee's objective is to establish base salaries and annual cash bonus opportunities for the Company's executives at roughly the median levels paid to executives with similar responsibilities at comparable companies. For this purpose, comparisons are made to companies in the same businesses as the Company (generally the same companies which comprise the peer group in the "Comparative Stock Performance" section of this Proxy Statement), companies of comparable size in service businesses and companies of comparable size regardless of the nature of their business. The Committee retains the services of an independent outside consultant to help in determining median competitive compensation opportunities. Annual bonuses, restricted stock or performance shares, and stock options each represent variable compensation elements that are at risk because they are tied to business results. While annual incentives reward short-term business results and individual performance, long-term incentives such as restricted stock, performance shares and stock options recognize sustained corporate-wide results. When the Company's performance exceeds targeted levels, these variable pay programs are intended to provide above-average total compensation (as compared to the levels paid to executives with similar responsibilities at comparable companies, as described earlier in this paragraph). When performance falls short of the targets, compensation levels are expected to be below average.

 Annual Compensation to the Named Executive Officers in 1999

  The four Named Executive Officers who had been with the Company in 1998 (Mitch Wienick, Robert J. Mannarino, Brian J. Bohling and Joseph R. Seiders) received single-digit percentage increases in their base salaries for 1999, in order for the salaries to remain competitive with the benchmarks described above. The increased salaries for 1999 are reflected in the Summary Compensation Table which appears earlier in this Proxy Statement.

  Under the bonus program applicable during 1999 to each of the Named Executive Officers (except for Edgar D. Landis, who served as Acting Chief Financial Officer in an interim consulting capacity), 80% of the target bonus opportunity was based on performance against quantitative financial goals, and the remaining 20% was based on performance against qualitative non-financial goals. The financial goals for 1999, which were the same for each of the participating Named Executive Officers, were based on the achievement of targeted levels of Company revenue, operating profit and earnings per share, as well as the Company's earnings per share growth as measured against a group of peer companies which were largely the same as the list of peer companies identified below in the "Comparative Stock Performance" section of this Proxy Statement. Each of the four quantitative financial goals received equal weight, representing 20% of the total bonus opportunity. The qualitative non-financial goals, representing the remaining 20% of the executives' bonus opportunity, were individualized for each participating Named Executive Officer. The bonus program was designed so that bonus awards relating to the financial goals would fall sharply for performance below the goals, becoming zero for performance below 90% of the goals. In order to encourage and reward superior performance and to maintain the competitiveness of the Company's incentive award levels, the bonus program was designed so that the executive could earn a maximum possible bonus of 180% of his target amount relating to the financial goals, which would be attained for performance substantially exceeding the financial goals.

  During 1999, the following percentages of the financial goals were achieved by the Company, resulting in the payment of the following percentages of the target bonuses applicable to those goals:

            Financial Goal         % of Goal Achieved     % of Target Bonus Paid
            --------------         ------------------     ----------------------
       Revenue                           94.40%                   77.60%
       Operating Profit                  98.16%                   92.65%
       Earnings Per Share (EPS)          98.11%                   92.45%
       EPS Growth                         N/A *                   80.00%

--------
* Performance against this goal was measured based on the quartile in which the Company's EPS growth placed as compared to the companies in the peer group. For 1999, the Company placed in the second quartile.

  With respect to the individual qualitative goals for 1999, the Compensation Committee and the Chief Executive Officer reviewed the goals and achievements of the Named Executive Officers (other than Mr. Wienick) and determined the applicable percentage of the target bonus earned. Overall, taking into account both the quantitative and qualitative goals, these executives achieved the following percentages of their target bonuses in 1999: 73.5% by Mr. Mannarino, 81.0% by Mr. Cowan, 86.5% by Mr. Bohling and 84.5% by Mr. Seiders.

  Mr. Wienick's overall performance as Chief Executive Officer was evaluated by the Board of Directors in 1999 using a structured process that consisted of several stages. First, a questionnaire was developed to solicit the Board's assessment of Mr. Wienick's performance in the following areas: leadership, strategic planning, financial results, management of operations, management development/succession, human resources, communication and board relations. Each director then completed the questionnaire, providing both a numeric and narrative assessment of Mr. Wienick's performance in each area. The Chairs of the Board's Governance and Compensation Committees then synthesized the questionnaire responses into a draft performance report which was reviewed, amended and ultimately approved by the Board. The two committee chairs then met with Mr. Wienick to deliver the report and respond to questions. Finally, Mr. Wienick responded both in writing and orally to the Board regarding the report. In conjunction with the above evaluation, Mr. Wienick's achievement of his individual qualitative goals for 1999 was also assessed by the Board. He was determined to have achieved 60% of those goals. Mr. Wienick achieved 80.5% of his overall target bonus.

  Mr. Landis was retained by the Company to serve as Acting Chief Financial Officer from May 1999 (following the departure of the Company's previous Chief Financial Officer) until October 1999 (when a new Chief Financial Officer was elected). During that period, Mr. Landis was paid $2,350 per day for his services, a rate which the Company believes was competitive in the marketplace for Chief Financial Officers of public companies of a similar size to the Company and for someone with Mr. Landis' substantial experience. Mr. Landis had been the Chief Financial Officer of the Company from 1973 until his retirement in 1997. Given the interim nature of Mr. Landis' assignment, his compensation during this period was limited to a fixed daily rate. In addition, during the first quarter of 1999, Mr. Landis was paid a fixed amount of $15,000 for other consulting services rendered to the Company during that quarter.

 Long Term Compensation to the Named Executive Officers in 1999

  Each of the Named Executive Officers, except for Mr. Wienick and Mr. Landis, was granted stock options during 1999. Mr. Mannarino, Mr. Bohling and Mr. Seiders received options in February 1999 as part of the Company's overall compensation program for senior management. Mr. Cowan was given special grants of options when he joined the Company in May 1999 and when he was promoted to Chief Financial Officer in October 1999. In February 1999, Mr. Mannarino and Mr. Bohling also received units in the Company's Performance Shares Plan
(PSP), as described earlier in this Proxy Statement in the Long Term Incentive Plan Awards Table. These stock option grants and PSP awards were made in order to continue to align the executives' compensation with the interests of shareholders, to provide rewards which are contingent upon the Company's long-term performance and to achieve and maintain competitive levels of compensation. Mr. Wienick was not granted options or PSP units in 1999 because the stock options granted to him in 1997 when he joined the Company as its Chief Executive Officer were regarded by the Committee as sufficient to align his compensation with shareholder interests and to provide adequate long-term performance incentives. Mr. Landis was not granted stock options or PSP units in 1999 because of the short-term nature of his role as an interim Chief Financial Officer.

 Section 162(m) - The $1 Million Cap on the Deductibility of Executive Compensation

  The Committee has continued to monitor the impact of Section 162(m) of the Internal Revenue Code, which limits the deductibility by the Company of certain compensation in excess of $1 million per year that is paid to the Named Executive Officers. Compensation paid to the Company's executive officers for 1999 did not exceed the $1 million limit per covered officer.

  It has been the Committee's policy thus far to structure executive compensation arrangements so as to be entirely deductible. The Section 162(m) regulations provide an exemption for "qualified performance-based compensation". In recent years, the Board has worked to ensure that the Company's stock option plans satisfy the requirements for a "performance-based" stock option plan under the Section 162(m) regulations so that any compensation to executive officers under those plans (including the stock options presently held by the Named Executive Officers) would be exempt from the deductibility limitation. Furthermore, to satisfy the "performance-based" exemption, certain elements of the Chief Executive Officer's compensation package were submitted to, and approved by, the shareholders of the Company in 1997.

                                          COMPENSATION COMMITTEE:

                                           John M. Coleman, Chairman
                                           Walter E. Blankley
                                           Alan B. Miller

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of John M. Coleman, Walter E. Blankley and Alan B. Miller, none of whom is or has been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the compensation committee of another entity (or on any other committee of the board of directors of another entity performing similar functions) during 1999.

Comparative Stock Performance

  The following graph sets forth the cumulative total shareholder return (assuming an investment of $100 on December 31, 1994 and the reinvestment of any dividends) for the last five fiscal years on (a) CDI Stock, (b) the Standard & Poor's (S&P) 500 Index, (c) the peer group index used in the Company's proxy statement last year (the "Old Peer Group"), and (d) a new peer group index (the "New Peer Group").

  The Old Peer Group consists of the following 14 companies: (i) Alternative Resources Corp., Butler International Inc., Computer Horizons Corp., Computer Task Group Inc., Interim Services Inc., Keane Inc., Kelly Services, Inc., Manpower Inc., Modis Professional Services, Inc., Olsten Corporation, Robert Half International Inc. and Volt Information Sciences, Inc., all of which are in the staffing and outsourcing business; and (ii) Jacobs Engineering Group, Inc. and Stone & Webster, Inc., both of which are in the engineering, design and construction business.

  The New Peer Group selected by the Company consists of the following 17 companies: (i) Alternative Resources Corp., Butler International Inc., CIBER, Inc., Computer Horizons Corp., Computer Task Group Inc., Heidrick & Struggles International, Inc., Interim Services Inc., Keane Inc., Kelly Services, Inc., Korn/Ferry International, Manpower Inc., Modis Professional Services, Inc., Olsten Corporation, Robert Half International Inc. and Volt Information Sciences, Inc., all of which are in the staffing and outsourcing business; and
(ii) Jacobs Engineering Group, Inc. and Stone & Webster, Inc., both of which are in the engineering, design and construction business.

  The changes from the Old Peer Group to the New Peer Group are as follows:
(a) CIBER was added in recognition of the increasing significance of information technology services within the Company, and (b) Heidrick & Struggles International and Korn/Ferry International, both of which became public companies during 1999, were added to better reflect the employee search and recruitment business within the Company, represented principally by the Company's Management Recruiters International, Inc. subsidiary. Both the Old Peer Group and the New Peer Group reflect the elimination of Norrell Corp. because Norrell was acquired by Interim Services during 1999 and is no longer publicly traded. With regard to the engineering companies included in both the Old Peer Group and the New Peer Group, the Company notes that while those companies often work on projects significantly larger in size than does the Company in its engineering and design business and only occasionally compete directly with the Company, the Company believes that its in-house engineering businesses and those companies share various important business characteristics.





   "A LINE GRAPH SHOWING THE COMPARISON BETWEEN THE STOCK PERFORMANCE OF CDI CORP., THE NEW PEER GROUP, THE OLD PEER GROUP AND THE S&P 500 IS IN THIS
                   POSITION IN THE PRINTED PROXY STATEMENT."

                                 Year Ended December 31
                  ---------------------------------------------------------------
                  1994      1995       1996        1997        1998        1999
                  ----     ------     -------     -------     -------     -------
CDI Corp.         $100     $90.57     $142.77     $230.19     $101.58     $121.38
S&P 500            100     137.58      169.17      225.60      290.08      351.12
Old Peer Group     100     130.87      153.23      216.35      183.44      162.10
New Peer Group     100     131.65      157.40      225.52      192.80      188.64

                        CERTAIN BUSINESS RELATIONSHIPS

  Dechert Price & Rhoads performed legal services for the Company during 1999. Barton J. Winokur, a director of the Company, is the Chairman and a partner of Dechert Price & Rhoads.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as beneficial owners of more than 10% of CDI Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of CDI Stock. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and on written representations made by such persons, the Company's directors, executive officers and beneficial owners of more than 10% of CDI Stock have complied with all Section 16(a) filing requirements with respect to 1999, except that Joseph R. Seiders, an officer of the Company, was late on one occasion in filing a report relating to a stock option exercise.

                             INDEPENDENT AUDITORS

  The Company's independent auditors have been KPMG LLP and it is expected that they will continue in that capacity for the current year. A representative of KPMG LLP will be present at the meeting and will have the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters which may come before the meeting. However, if any such matter should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such proxy in accordance with their best judgment on such matter.

                             SHAREHOLDER PROPOSALS

  Shareholders of the Company are entitled to submit proposals for inclusion in the Company's 2001 Proxy Statement, to be considered for action at the 2001 Annual Meeting of Shareholders. Proposals so submitted must be received by the Company at its principal executive offices no later than December 12, 2000 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. With respect to a shareholder proposal that is not included in the Company's 2001 Proxy Statement but which properly comes before the 2001 Annual Meeting of Shareholders, if the Company does not receive notice of such proposal at its principal executive offices by February 25, 2001, then the proxy solicited by the Board for the 2001 Annual Meeting of Shareholders may confer discretionary authority with respect to such proposal.

                                          By Order of the Board of Directors

                                                          /s/ Joseph R. Seiders

                                          JOSEPH R. SEIDERS, Secretary

Dated: April 11, 2000
Philadelphia, Pennsylvania

--------------------------------------------------------------------------------

        PROXY

                                   CDI CORP.
                         1717 Arch Street, 35th Floor
                          Philadelphia, PA 19103-2768

          This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Joseph R. Seiders and Craig H. Lewis, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of CDI Corp. held of record by the undersigned on March 14, 2000, at CDI Corp.'s annual meeting of shareholders to be held on May 3, 2000, or any adjournments or postponements thereof. The undersigned acknowledges receipt of the Proxy Statement dated April 11, 2000 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and by filing this proxy with the Secretary of CDI Corp. gives notice of such revocation.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION TO THE BOARD OF DIRECTORS OF ALL TEN NOMINEES LISTED IN
         ---
ITEM ONE ON THE REVERSE SIDE HEREOF. WITH RESPECT TO ANY OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS THE NAMED PROXIES SHALL DECIDE.

                                  (Continued and to be signed on the other side)

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                          /\ FOLD AND DETACH HERE /\







                                [CDI CORP LOGO]

--------------------------------------------------------------------------------
                                                                 Please mark [X]
                                                                your votes as
                                                                 indicated in
                                                                 this example

The Board of Directors recommends a vote FOR all of the nominees listed below.

1--ELECTION OF DIRECTORS
        The nominees are:
                Walter E. Blankley                      WITHHOLD
                John M. Coleman                 FOR     FOR ALL
                Michael J. Emmi                 [_]       [_]
                Walter R. Garrison
                Kay Hahn Harrell
                Lawrence C. Karlson
                Allen M. Levantin
                Alan B. Miller
                Mitch Wienick
                Barton J. Winokur

WITHHOLD VOTE FOR: (Write the name(s) of such nominee(s) in the space provided below.)
--------------------------------------------------------------------------------

2. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.









Signature________________________Signature_______________________Date___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporate officer or partner, please give full title as such.
--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\







                              [CDI CORP LOGO]






                YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE,
               DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT
                    PROMPTLY IN THE ACCOMPANYING ENVELOPE.


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